Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 26, 2021, with respect to the consolidated financial statements of BankUnited, Inc., incorporated herein by reference.
/s/ KPMG LLP
Charlotte, North Carolina
May 16, 2023